Exhibit 99.25(2)(l)

June 4, 2026

AAM/Wilshire Infrastructure Fund

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, Wisconsin 53212

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to AAM/Wilshire Infrastructure Fund (the “Trust” or the “Fund”), a Delaware statutory trust, in connection with the Trust’s registration statement on Form N-2 (File Nos. 333-294278; 811-24164), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 13, 2026, and as subsequently amended on or about June 4, 2026 (the “Registration Statement”), with respect to the proposed issuance by the Trust of its Class I, Class S, and Class D shares of beneficial interest, par value of $0.01 per share (collectively, the “Shares”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), dated as of a recent date, as to the legal existence and good standing of the Trust;

(b)	A copy, certified by the Delaware Secretary of State, of the Trust’s Certificate of Trust and Certificate of Conversion, as filed with the Delaware Secretary of State on March 13, 2026 (together, the “Certificate of Trust”);

(c)	Copies of the Trust’s Agreement and Declaration of Trust, dated as of February 26, 2026, and the Certificate of Designation thereto relating to the Fund (together, the “Declaration”), the Trust’s By-Laws (the “By-Laws”), and certain resolutions adopted by the Board of Trustees of the Trust (the “Board”) authorizing the issuance of the Shares (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)	a printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We also have assumed for the purposes of this opinion that, with respect to matters relating to the Shares, Certificate of Trust, Declaration, By-Laws and Resolutions will not have been amended, modified or withdrawn, and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the formation or existence of the Trust under the laws of the State of Delaware, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the Delaware Statutory Trust Act, as applied by courts located in Delaware, to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. No opinion is given herein as to the choice of law that any tribunal may apply to such transactions. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the State of Delaware, as aforesaid, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold in accordance with the Trust’s Declaration and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid, and nonassessable under the laws of the State of Delaware.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP